EXHIBIT 10.6

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made as of December  17, 2010 (the “Closing Date”), by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “IAGI”) and Innovative Software Direct Plc, (CN: 051115204) a public limited company incorporated under the laws of England whose registered office is at The Studio, East Batterlaw Farm, Hawthorn, Seaham, County Durham SR7 8RP (the “Seller”), related to the ownership of Powerdial Systems Limited, (CN: 02862816) a private limited company incorporated under the laws of England whose registered office is at The Studio, East Batterlaw Farm, Hawthorn, Seaham, County Durham SR7 7RP, a VOIP Provider (“Systems”) and its wholly owned subsidiary Powerdial Services Limited (CN: 02796602) a private limited company incorporated under the laws of England whose registered office is at The Studio, East Batterlaw Farm, Hawthorn, Seaham, County Durham SR7 8RP, a VOIP Provider (“Services” and together with Systems, the “UK Companies”)~~.~~

P r e l i m i n a r y  S t a t e m e n t s

A.     The Company desires to acquire the entire issued share capital of Systems on a fully diluted basis, including all outstanding options and warrants to purchase shares ( the “Systems Shares”), in exchange for the consideration set out in Section 1 of this Agreement.

B.      The parties hereto agree that the shares of IAGI common stock to be issued pursuant to this Agreement (the “IAGI Shares”) have an agreed upon value of $1.00 per share based on a premium of 39 cents to the closing price on the day of the conclusion of the negotiations.

C.     [The IAGI Shares shall not be registered and shall not have registration rights associated with them. The IAGI Shares shall be restricted in accordance with the applicable resale regulations of the Securities and Exchange Commission and are subject to a lock-up agreement for six months.

D.     If the UK Companies increase EBIDTA by $250,000 for a total greater than $1.9 million of EBIDTA either via merger or organic growth by the end of the fiscal year ended March 31, 2012, the Company will issue an additional 500,000 shares of IAGI common stock. The additional IAGI Shares shall not be registered and shall not have registration rights associated with them. The additional IAGI Shares shall be restricted in accordance with the applicable resale regulations of the Securities and Exchange Commission. If the Seller has been able to meet the stated earnings requirements listed above, these additional restricted shares will be issued by March 31, 2012.

E.     With the assistance of certain affiliates of the Seller and the Company investor networks, the Company will issue in a private placement up to US$2 million of additional IAGI common stock after the closing of the transaction. These shares will be issued with attendant registration rights for a PIPE transaction. The post merger board of the Company will address the pricing and the terms of sale of the additional shares and approval of the acquisitions below. The funds received by Company in the foregoing financing will be used to acquire VOIP IT, or telecom companies and/or general working capital purposes subject to IAGI board of directors approval.

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant and stipulate as follows:

A g r e e m e n t

1.   PURCHASE AND EXCHANGE

1.1   Purchase of Systems Shares.  The total purchase price for the Systems Shares (subject to adjustment under Section 1.4) shall be:

(a)	the allotment and issue to the Seller of 2,400,000 IAGI Shares as described in section 1.2 below:

1.2   Issuance of IAGI Shares.  Subject to the terms and conditions set forth herein, the Company hereby allots and issues to the Seller, credited as fully paid and free and clear of any liens and encumbrances, 2,400,000 IAGI Shares which includes a restrictive legend, as set forth in Section 3.18, within twenty (20) business days of the Closing Date and will deliver to the Seller duly executed certificates for such shares.

1.3   Transfer of Systems Shares to the Company.  Subject to the terms and conditions set forth herein, the Seller hereby transfers to the Company free and clear of any liens and encumbrances, the Systems Shares, which represent the entire issued share capital of Systems on the Closing Date and shall deliver to the Company all share certificates representing the Systems Shares on the Closing Date.

1.4   Earn Out.

(a)	For the purposes of this Section 1.4:-

“Earn Out” means the additional consideration for the Systems Shares calculated and payable in accordance with this Section 1.4 and Schedule 1.4;

“Earn Out Accounts” means the accounts to be prepared pursuant to this Section 1.4 and Schedule 1.4 and comprising a consolidated profit and loss account dealing with the profits and losses of the UK Companies for the period from the Closing Date and ending on the Earn Out Date and a statement of the EBITDA;

“Earn Out Date” means 31 March 2012;

“EBITDA” means [the aggregate of the net profits before interest, tax, depreciation and amortisation of the UK Companies during the period of the Earn Out Accounts calculated in accordance with this Section 1.4 and Schedule 1.4]; and
“Independent Accountant” means a chartered accountant of at least ten years’ qualification appointed in accordance with Section 1.5.

(b)
The Seller shall prepare the Earn Out Accounts on the bases set out in Schedule 1.4 and shall deliver a copy of the Earn Out Accounts so prepared to the Company within [12] weeks after the Earn Out Date (or such later date as the Seller and the Company may agree in writing).

(c)
The Company will review the Earn Out Accounts as delivered by the Seller under Section 1.4(b), such review to be completed within [15] business days of such delivery. If the Company does not notify the Seller within such period of any objection, the Earn Out Accounts shall be deemed to be agreed upon the expiry of such period.

(d)
If the Company notifies the Seller of any objection pursuant to Section 1.4(c), the Seller and the Company shall use their respective reasonable endeavours to agree the Earn Out Accounts within [10] business days after the Company has notified the Seller under Section 1.4(c).

(e)
If the Seller and the Company are unable to agree on any specific matter comprised within or which affects the Earn Out Accounts by the end of the period specified in Section 1.4(d), either the Seller or the Company may elect that the Earn Out Accounts be referred to an Independent Accountant for resolution.

(f)
 The Seller and the Company shall severally procure that all records, working papers, and other information as may be reasonably required for the purposes of this Section 1.4 by the other, their advisers and the Independent Accountant shall (to the extent that the foregoing are within their control) promptly be made available upon request and generally provide all reasonable assistance necessary for the preparation, agreement and determination of the Earn Out Accounts, the preparation of any notification referred to in this Section 1.4 and the resolution of any dispute in relation to the same.

(g)	On the same day as the date on which the Earn Out Accounts are:-

(i)	agreed between the Company and the Seller; or

(ii)	determined by the Independent Accountant; or

(iii)	deemed agreed pursuant to Section 1.4(c), the Earn Out Accounts as so agreed or determined shall be final and binding on the parties and shall be deemed certified.

(h)	The Earn Out shall be satisfied by the allotment and issue to the Seller of 500,000 IAGI Shares if the EBITDA exceeds $1,900,000.

(i)
Within five business days after the certification of the Earn Out Accounts, the Company shall allot and issue to the Seller in satisfaction of the Earn Out, credited as fully paid and free and clear of any liens and encumbrances, 500,000 IAGI Shares and shall deliver to the Seller duly executed certificates for such shares.

(j)
Any determination concerning the matters referred to in this Section 1.4 which is made by an Independent Accountant shall be made in accordance with the provisions of Sections 1.4 and 1.5 and Schedule 1.4.

(k)
The Company acknowledges that, having regard to the Earn Out and the method of its calculation, the Seller has a legitimate interest in ensuring that the EBITDA is maximised. The Company agrees that throughout the period from the Closing Date to the Earn Out Date it will procure that the business of the UK Companies is carried on in the ordinary course and it shall not take any action with the sole and deliberate intention of reducing the amount of the Earn Out and use its reasonable endeavours to maximise the EBITDA having due regard to prudent commercial practice.  The Company undertakes that throughout the period from the Closing Date to the Earn Out Date it will:

(i)	not enter into any transaction outside the ordinary course of business;

(ii)	not dispose of any material asset of the UK Companies;

(iii)	procure that all transactions entered into by the UK Companies shall be on normal commercial terms such as would be appropriate between independent parties contracting at arm’s length;

(iv)
procure the introduction of new business to the UK Companies and secure funding of $2,000,000 (less the amount of cash consideration to be paid to the Seller in accordance with Section 1.1(b)) by 30 April 2011 for investment in the UK Companies to enable the acquisition of VOIP IT or telecommunications acquisitions;

(v)	not dispose of any of the share capital of the UK Companies;

(vi)	deliver to the Seller copies of monthly management accounts of the UK Companies within four weeks of each month end;

(vii)
hold board meetings of the UK Companies not less frequently than once every calendar quarter and that the Seller shall be entitled to receive reasonable notice of and be represented at such meetings (but not vote); and

(viii)	procure (save to the extent required by law) that the UK Companies shall continue to trade and shall not be wound up.

1.5  Independent Accountant

(a)
Any Independent Accountant to be appointed under this Agreement shall be nominated jointly by the Seller and the Company [or, in the absence of agreement within seven days of any such party becoming entitled to appoint an Independent Accountant, to be nominated upon request by such party by the President for the time being of The Institute of Chartered Accountants in England and Wales].

(b)	Any Independent Accountant shall act as expert and not as an arbitrator and his decision shall be final and binding on the parties (in the absence of manifest error).

(c)	The costs of any Independent Accountant shall be borne as he directs or, in the absence of such direction, equally by the Seller on one hand and the Company on the other.

(d)	Any determination which is made by an Independent Accountant under this Agreement shall be without liability on the part of such Independent Accountant other than for bad faith.

(e)
The Seller and the Company shall give all reasonable assistance to the Independent Accountant to enable him to make any determination required to be made by him under this Agreement and shall allow him access to any books, records or information relating to the business of the UK Companies held by any of them.

2. CLOSING DELIVERIES

2.1 On or before the Closing Date, and as a condition precedent to the effectiveness of this Agreement, the Seller shall deliver or cause to be delivered to the Company:

(a)	Duly completed and executed transfers of the Systems Shares to the Company and the share certificates relating to the Systems Shares (or an indemnity in agreed form);

(b)	Share certificates in respect of all issued shares in the capital of Services held by Systems (or an indemnity in agreed form);

(c)	To the extent the same exist, any stock ledger, minute books and all other business books and business records relating to the business or operations of the UK Companies;

(d)	Authorizing Resolutions of the board of directors of the Seller approving the sale of the Systems Shares to the Company as contemplated herein; and

(e)	Appointment of one director from the Seller and UK Companies to the Board of Directors of the Company after the completion of the Annual Shareholders Meeting of the Company.

(f)	Appointment of one director from the Seller and UK Companies to the Board of Directors of the Company after the completion of the US$2 million PIPE as described in preliminary section E.

2.2 Within 20 business days of the Closing Date, and as a condition to the effectiveness of this Agreement, the Company shall:

(a)	Allot and issue to the Seller credited as fully paid and free from encumbrances 2,400,000 IAGI Shares and deliver to the Seller duly executed certificates for such shares; and

(b)
Deliver or cause to be delivered to the Seller authorizing resolutions of the Company’s shareholders and board of directors, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

3. REPRESENTATION AND WARRANTIES OF THE SELLER PARTIES

Except as set forth on the Disclosure Schedule attached hereto as Exhibit A (the “Disclosure Schedule”), the Seller represents and warrants to the Company as follows:

3.1 Organization, Execution and Delivery; Valid and Binding Agreements.  The Seller has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Company, this Agreement constitutes the valid and binding obligations of the Seller~~,~~ enforceable against such party, in accordance with its terms.

3.2 Authority; No Breach or Conflicts.  The Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to sell, transfer, and convey the Systems Shares). The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) directly or indirectly contravene, conflict or result in a violation or breach of any provision of  the Seller’s memorandum and articles of association or equivalent constitutional, organizational or formation documents, (ii) directly or indirectly contravene, conflict or result in a violation or breach of, or constitute a default under, or permit termination of, or result in the acceleration of, or give rise to the creation of any lien upon any property or asset of the UK Companies, under any of the terms, conditions or provisions of any instrument or obligation to which the Seller and the UK Companies are a party or by which it is bound or to which any of its assets may be bound or subject, (iii) directly or indirectly contravene, conflict or result in a violation of any applicable law of the United Kingdom by the Seller and the UK Companies or by which any property or asset of the Seller and the UK Companies are bound or subject, or (iv) require any consent.  The Systems Shares are validly issued; fully paid and free of any liens or encumbrances provided, however, that the Systems Shares may be subject to restrictions on transfer under state or US federal securities laws.

3.3 Corporate Matters.  The Seller and the UK Companies (i) are corporations duly registered and validly existing under the laws of England (ii) have full power and authority to carry on the businesses in which they are engaged, and to own and use the properties owned and used by them. The Seller and UK Companies are duly qualified as a foreign entity and is in good standing as a foreign entity in all jurisdictions where the properties owned, leased or operated by it and relating to the business are located or where the business is conducted, except where failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the business, results of operations, prospects or financial condition of the business.

3.4 Capitalization.  Section 3.4 of the Disclosure Schedule sets forth the authorized and issued share capitals of the UK Companies as of the date hereof.  As of the date hereof, there are no rights of any kind, whether written or oral, granted by the Seller to acquire any interest in the UK Companies.

3.5 Subsidiaries.  Section 3.5 of the Disclosure Schedule lists each entity in which the UK Companies own equity interests (each a “UK Companies Subsidiary”).  The UK Companies Subsidiaries are wholly owned by the UK Companies.  All of the issued shares of, or other equity interests in, such UK Companies Subsidiaries have been validly issued and are fully paid and such shares or interests are owned directly by the UK Companies, free and clear of all encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such shares or other ownership interests.

3.6 Financial Statements.  Section 3.6 of the Disclosure Schedule sets forth copies of the unaudited balance sheet of the UK Companies as of September 30, 2010 and the related statements of income for the nine months ended September 30, 2010 for UK Companies (“UK Companies Financial Statements”).  The UK Companies Financial Statements present fairly the financial position of UK Companies as of the date thereof and its results of operations for the period covered thereby and, except as set forth on Section 3.6 of the Disclosure Schedule, [the UK Companies Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) as adopted and in effect within UK consistently applied.]  Except as set forth in Section 3.6 of the Disclosure Schedule and so far as the Seller is aware, since the  date of the UK Companies Financial Statements (i) the UK Companies have not become subject to any [material] liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business~~;~~ (ii) there has been no material adverse change in the assets, business~~,~~ or liabilities~~,~~ of the UK Companies; (iii) neither the business, condition or operations of the UK Companies nor any of their respective properties or assets have been materially adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business,~~;~~ and (iv) the UK Companies have not entered into any material transaction outside of the ordinary course of business or made any distribution on its share capital or other ownership interest.  For the purposes of this Section 3.6, “material transaction” means any transaction involving the payment of greater than $50,000.

3.7 Litigation; Compliance with Law.  So far as the Seller is aware, there is no (i) action, suit, claim, proceeding or investigation pending or~~,~~ threatened against or affecting the UK Companies, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the UK Companies pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or threatened against or affecting the UK Companies (including, without limitation, any inquiry as to the qualification of the UK Companies to hold or receive any license or permit). Neither of the UK Companies is in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon such entity of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by either UK Companies pending or threatened against others.  The UK Companies have complied in all material respects with all laws, rules, regulations and orders applicable to their respective businesses and the UK Companies have all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  So far as the Seller is aware, there is no existing law, rule, regulation or order or any proposed law, rule, regulation or order, which would prohibit or materially restrict the UK Companies from, or otherwise materially adversely affect such entity in, conducting its business in any jurisdiction in which it is now conducting business.

3.8 Proprietary Information of Third Parties.  No third party has notified the Seller or the UK Companies that any person employed by or affiliated with the UK Companies has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  So far as the Seller is aware no person employed by or affiliated with the UK Companies has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with the UK Companies has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the UK Companies.  So far as the Seller is aware, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the UK Companies by any officer, director or key employee of the UK Companies, or the conduct or proposed conduct of the business of the UK Companies, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

3.9 Title to Assets. Each of the UK Companies has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of September 30, 2010 which forms a part of the UK Companies Financial Statements, or acquired since the date of such balance sheet (except property and assets disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except as disclosed or where such encumbrances and liens arise in the ordinary course of business and do not materially impair the UK Companies ownership or use of such property or assets.  Neither UK Companies owns any real property.  The UK Companies are in compliance in all material respects under all leases for property and assets under which they are operating, and all said leases are valid and subsisting and are in full force and effect.

3.10 Intellectual Property Assets.  To the best of the Seller’s knowledge, the UK Companies have or have rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “UK Companies Intellectual Property”).  So far as the Seller is aware, the UK Companies Intellectual Property is sufficient to permit each of the UK Companies to conduct its business as presently conducted, without any conflict with or infringement of the rights of others~~,~~ and, except as disclosed in Section 3.10 of the Disclosure Schedule and so far as the Seller is aware, no claim is pending or threatened to the effect that the operations of the UK Companies infringe upon or conflict with the asserted rights of any other person under any intellectual property, and there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 3.10 to the Disclosure Schedule and so far as the Seller is aware, no claim is pending or threatened to the effect that any such intellectual property owned or licensed by the UK Companies, or which the UK Companies otherwise have the right to use, is invalid or unenforceable by the UK Companies, and~~,~~ there is no basis for any such claim (whether or not pending or threatened).  To the best of the Seller’s knowledge, all material technical information developed by and belonging to the UK Companies that has not been patented has been kept confidential.  Neither UK Companies has granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the UK Companies.  The UK Companies do not have any material obligation to compensate any person for the use of any intellectual property nor has either of the UK Companies granted to any person any license or other rights to use in any manner any intellectual property of the UK Companies.

3.11 Assumptions, Guaranties, etc., of Indebtedness of Other Persons.  Except as disclosed in Section 3.11 of the Disclosure Schedule, neither the Seller nor the UK Companies has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

3.12 Related Party Transactions.  Except as disclosed in Section 3.12 of the Disclosure Schedule the Seller has not been involved in any business arrangement or relationship with any of the UK Companies, and the Seller does not own any asset that is used in the UK Companies business.

3.13 No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Seller for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.14 Ownership of Systems Shares. The Systems Shares to be acquired by the Company represent all of the issued share capital of Systems on a fully-diluted basis.  The Seller has good and marketable title to all of the Systems Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.  Upon consummation of the purchase contemplated hereby, the Company will acquire from the Seller good and marketable title to the Systems Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.

3.15 Investment. The Seller is acquiring the IAGI Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the IAGI Shares and does not presently have any reason to anticipate a change in such intention.

3.16 Accredited Investors.  The Seller is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

3.17 Experience.  [The Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the IAGI Shares and is able to bear the economic risk of such investment.]

3.18 Restricted Securities.  [Until registered or the expiration of the Rule 144 holding period under the Securities Act, Seller understands that the IAGI Shares are characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Seller represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Seller also understands that the certificates evidencing the IAGI Shares will bear the legend set forth below:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC.  (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

3.19 Material Contract Defaults.  All outstanding contracts, agreements, leases, or other commitments to which the Seller and the UK Companies is a party which are material to the business, operations, properties, assets, or financial condition of the UK Companies (collectively, the “Material Contracts”), are valid, binding and enforceable as to each such party, in accordance with their respective terms, and the Seller has no knowledge to the effect that any such Material Contract is not valid, binding and enforceable as to the other parties thereto in accordance with its respective terms.  Each of the Material Agreements shall be in full force and effect without penalty in accordance with its terms upon consummation of this Agreement and the transactions contemplated hereby.  The Seller and the UK Companies have performed all obligations required to be performed by it and is not in default under, or in breach of, nor in receipt of any claim of default or breach under, any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Seller and the UK Companies under any Material Contract and there has been no breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract.

3.20 Government Authorizations.  The UK Companies have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct the UK Companies business in all material respects as conducted on the date of this Agreement.

3.21 Foreign Investors.  The Seller is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and the Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for or purchase the IAGI Shares or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the IAGI Shares, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAGI Shares.  The Seller’s beneficial ownership of the IAGI Shares will not violate any applicable securities or other laws of Seller’s jurisdiction.

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the IAGI Disclosure Schedule attached hereto as Exhibit B (the “IAGI Disclosure Schedule”), the Company hereby represents and warrants to the Seller as follows:

4.1 Organization, Execution and Delivery; Valid and Binding Agreements.  The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware.  The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Seller, this Agreement constitutes the valid and binding obligations of the Company, enforceable against it in accordance with its terms.

4.2 Authority; No Breach or Conflicts.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and allot the IAGI Shares, subject to applicable federal and state securities law restrictions).  The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents.  The IAGI Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Seller; provided, however, that the IAGI Shares may be subject to restrictions on transfer under state or US federal securities laws.  The issuance of the IAGI Shares is not subject to any preemptive rights or rights of first refusal.

4.3 Investment. The Company is acquiring the Systems Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Systems Shares, and does not presently have any reason to anticipate a change in such intention.

4.4 The Company Reports; Financial Statements.

(a)
The Company has made available to the Seller each registration statement, report, proxy statement or information statement prepared by it since March 31, 2010 (the “Audit Date”) and filed with the US Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each in the form (including exhibits, annexes and any amendments thereto) as filed with the SEC.  The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Reports”).  Except as set forth on Section 4.4 of the IAGI Disclosure Schedule, each of the Reports, at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder and complied in all material respects with then applicable accounting standards.  As of its respective dates (or, if amended, as of the date of such amendment), the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)
Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or in the case of Reports filed after the date hereof, will fairly present, the net income, total shareholders’ equity and net increase in cash and cash equivalents, as the case may be, of the Company and its respective subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

4.5 Due Diligence Information.  The due diligence information presented to the Seller by the Company in connection with its due diligence investigation of the Company is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

4.6 Litigation; Compliance with Law.  Except as disclosed, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no reasonable basis for any of the foregoing.  The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by the Company pending or threatened against others.  The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

4.7 Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated.  To the best of the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.  To the best of the Company’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

4.8 Title to Assets.  Except as disclosed, the Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Reports, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  The Company does not own any real property.  The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

4.9 Intellectual Property Assets.  The Company has, or has right to use all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “IAGI Intellectual Property”).  The Company owns or possesses adequate licenses or other rights to use all IAGI Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 4.9 to the IAGI Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any IAGI Intellectual Property, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 4.9 to the IAGI Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such IAGI Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential.  The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company.  The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any IAGI Intellectual Property.

4.10 Assumptions, Guaranties, etc. of Indebtedness of Other persons.  The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

4.11 No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

4.12 No Material Adverse Change.  Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein:  (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

4.13 Information.  The Company has received all information requested from the Seller that it considers necessary or appropriate for deciding whether to acquire the Shares.  The Company has had an opportunity to ask questions and receive answers from the Seller regarding the terms of the Systems Shares and to obtain any additional information necessary to verify the accuracy of the information given to it.

4.14 Material Contract Defaults.  The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

4.15 Government Authorizations.  The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

4.16 IAGI Shares.  All of the IAGI Shares to be issued to the Seller pursuant to this Agreement shall be issued credited as fully paid and shall rank pari passu in all respects with the existing issued shares of IAGI common stock as from the date on which such IAGI Shares are issued.

5.  CONTINUING COVENANTS AND AGREEMENTS

From and after the execution and delivery of this Agreement, the parties agree as follows:

5.1 Registration Statement.    If required, the Company agrees it shall, within ninety days following the expiration of the lockup of the IAGI Shares, the Company will prepare and file with the SEC, at the Company’s expense, a registration statement on Form S-1 for the re-sale of the IAGI Shares (the “S-1 Registration Statement”) under the Securities Act by the Seller.  The Company will use its reasonable efforts to cause such S-1 Registration Statement to become effective within sixty (60) days from the initial filing thereof.

5.2 Management Service Fee.  Commencing on the Closing Date, the Company shall perform consulting services in connection with the management, marketing, administrative and accounting operations of the UK Companies. The Company shall perform such services at the UK Companies facilities or elsewhere outside Japan in its reasonable discretion.  Such services will include sending company personnel to the UK Companies facilities, as well as promoting the UK Companies in the United States.  As consideration for such consulting services,[ The UK Companies shall pay the Company a fee of 10% of all funds raised and reimburse the Company for reasonable expenses incurred in connection with such consulting services.  The Company shall remit an invoice to the UK Companies for such consulting services and expense reimbursement amounts within ten (10) days after the closing of all funding.  The Company shall perform such consulting services and the UK Companies shall pay for such services for a period of one year following the Closing Date, and thereafter the parties will automatically renew such services agreement set forth in this Section 5.3 for successive one year periods starting on the first anniversary of the Closing Date, in the absence of written notice of termination by either party delivered no less than three (3) months prior to the date on which such one year term would expire. ]

5.3 Notice of Developments.  Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

6.  INDEMNIFICATION

6.1 Survival of Representations.  All of the representations and warranties of the Company and the Seller contained in this Agreement shall have been accurate as of the date of the Closing Date, and all such representations and warranties shall survive the Closing Date for a period of six months, measured from the Closing Date.

6.2 Indemnification.

(a)
The Company shall indemnify, defend and hold harmless the Seller and the UK Companies and its officers, directors, agents, employees and affiliates, each person who controls the Seller and the UK Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement.

(b)
The Seller shall indemnify and hold harmless the Company, its officers, directors, agents and employees to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Seller under this Agreement.

6.3 Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any person entitled to indemnity (each a “Proceeding”) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall not make any admission of liability, agreement or compromise with any person, body or authority in relation to any Proceeding without prior consultation with the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

6.4 Limitations on Indemnity.

(a)
Neither the Seller, on one hand, nor the Company, on the other hand, shall have aggregate liability for Losses arising under this Agreement or any instrument delivered hereunder in excess of $2,400,000 [and any aggregate liability will be resolved through the return of shares at the current market price.]

(b)	The provisions of Schedule 6.4 shall operate to limit the liability of the Seller for Losses arising under this Agreement.

6.5 Exclusivity.  The indemnity agreements contained in this Section 6 are the exclusive remedy that the Indemnified Parties may have to the Indemnifying Parties.

7.  MISCELLANEOUS

7.1 Remedies Cumulative; Remedies Not Waived.  Except as provided in Section 6.5, no remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the parties, nor any delay on the part of the parties in exercising any rights hereunder, shall operate as a waiver of any of the rights of any of the parties, either individually or in the aggregate.

7.2 Waiver and Amendment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.  This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

7.3 Assignability. Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.4 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by fax or e-mail, or delivered by hand, by messenger or by a recognized international overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

If to the Company:        Brian Hoekstra
                                         Chief Executive Officer
                                         IA Global, Inc.
101 California Street, Suite 2450
San Francisco, CA 94111
Fax: + 1-415-946-8801

If to the Seller Parties:  Mr. Paul Farn
                                                                        Group Chief Executive Officer
                                                                        Innovative Software Direct Plc
                                                                        The Studio
                                                                        East Batterlaw Farm
                                                                        Hawthorn
                                                                        County Durham, UK
                                                                        SR7 8RP
                                         Fax: 011-44-191-527-0036

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by fax or e-mail, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by recognized international overnight courier, on the business day delivered.

7.5 Expenses.  Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transaction contemplated hereby.

7.6 Counterparts.  This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

7.7 Headings; Construction.  The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.8 Severability.  If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

7.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Newark, Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Newark, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.10 Compliance Required.  The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

The Company:

IA Global, Inc.

/s/ Brian Hoekstra
__________________________
By:  Brian Hoekstra
Title:  Chief Executive Officer
Date: December 17, 2010

The Seller:

Innovative Software Direct Plc

/s/ Paul Farn
________________________
By: Paul Farn
Group Chief Executive Officer
Date:  December 17, 2010

Schedule 6.4

Limitations on Seller’s Liability

1.
The Company acknowledges that, in entering into this Agreement, it has not relied on any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever (whether implied or otherwise) other than those expressly contained in this Agreement and acknowledges that the Seller has not given any such warranties, representations, covenants, undertakings or indemnities.

2.	No right of rescission shall be available to the Company by reason of any breach of any provision of this Agreement.

3.	Except in the case of fraud or wilful default on the part of the Seller or a deliberate failure by it to disclose information (where no limitation shall apply):-

3.1
no claim in respect of breach of any of the provisions of this Agreement (a “Claim”) shall be brought by the Company unless it shall have given notice of such claim to the Seller not later than six months from the Closing Date;

3.2	the aggregate liability of the Seller in respect of all Claims shall not exceed $2,400,000 and no amount shall be payable by the Seller in respect of any such claim:-

3.2.1	unless and until the aggregate cumulative liability of the Seller in respect of such Claims exceeds £160,000; and

3.2.2	unless the amount of each such Claim exceeds £5,000.

4.	The Seller shall not be liable under any provision of this Agreement:

4.1	to the extent that the facts which might result in a claim or possible claim are disclosed or referred to in the Disclosure Schedule;

4.2	to the extent that a claim arises from an act or omission occurring at the request of or with the consent of the Company;

4.3	to the extent that a claim arises as a result of the passing of any legislation or other regulations with retrospective effect;

4.4	to the extent that a claim arises as a result of any increase or change in rates of taxation made after the Closing Date or arises as a result of the retrospective imposition of taxation;

4.5	to the extent that a claim has already been recovered by the Company under any other provision of this Agreement;

4.6	to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Company or the UK Companies; and

4.7
to the extent that the subject of the claim is recoverable by the Company or the UK Companies by insurance or would have been so recoverable but for any change in the terms of any insurance after the date of this Agreement.

5.
The Company shall take all reasonable steps to mitigate any loss or liability suffered by it or the UK Companies in consequence of any events or circumstances which give rise to a claim under this Agreement or any misrepresentation relating to the sale of the Systems Shares and, in particular, where the Company or the UK Companies are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under any of the provisions of this Agreement or in relation to any misrepresentation relating to the sale of the Systems Shares the Company shall take or procure that the UK Companies take all necessary steps to enforce such recovery prior to taking any action (other than notifying the Seller of the claim) against the Seller and in the event that the Company or the UK Companies shall recover any amount from such other person the amount of the claim against the Seller shall be reduced by the amount so recovered less all costs, charges and expenses reasonably incurred by the Company or the UK Companies in recovering that sum from such other person.

6.
If the Seller at any time pays to the Company an amount pursuant to a claim under the provisions of this Agreement or in relation to any misrepresentation relating to the sale of the Systems Shares and the Company or the UK Companies subsequently become entitled to recover from some other person any sum in respect of any matter giving rise to such claim the Company shall take or shall procure that the UK Companies take all necessary steps to enforce such recovery and shall immediately repay to the Seller so much of the amount paid by the Seller to the Company as does not exceed the sum recovered from such other person less all costs, charges and expenses incurred by the Company or the UK Companies in recovering that sum from such other person.

7.
If any claim arises under this Agreement or any misrepresentation relating to the sale of the Systems Shares by reason of a liability which is contingent when the claim in respect thereof is notified to the Seller, the Seller will not be obliged to make any payment to the Company until such time as the contingent liability ceases to be contingent and becomes an actual liability.

8.
The Company shall not be entitled to recover damages in respect of any claim under this Agreement and/or misrepresentation relating to the sale of the Systems Shares or otherwise obtain reimbursement or restitution more than once in respect of any misrepresentation, breach or claim.